UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

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☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC
LEGION PARTNERS, L.P. I
LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. I
LEGION PARTNERS, L.P. II
LEGION PARTNERS, LLC
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
RAYMOND WHITE
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
ROBERT L. METTLER
DARRELL ROSS
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 15, 2015

LEGION PARTNERS HOLDINGS, LLC

__________, 2015

Dear Fellow Shareholders:

Legion Partners Holdings, LLC, a Delaware limited liability company, and the other participants in this solicitation (collectively, “we”) are the beneficial owners of an aggregate of 964,802 shares of common stock, par value $0.01 per share, of Perry Ellis International, Inc., a Florida corporation (the “Company” or “PERY”), representing approximately 6.3% of the shares of common stock outstanding.  For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests.  We are therefore seeking your support to elect our slate of three highly qualified director nominees at the annual meeting of shareholders scheduled to be held at [    ] on Friday, July 17, 2015, at [   ]:[   ] [  ].m., local time, including any adjournment or postponement thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), which has been called for the following purposes:

1.
To elect our slate of three director nominees in opposition to three of the Company’s nominees to serve until the Company’s 2018 annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers;

3.	To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016;

4.	To approve our non-binding proposal to request that the Company take the steps necessary to reorganize the Board into one class subject to election each year;

5.
To approve our non-binding proposal to request that the Board adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the NASDAQ listing standards; and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about __________, 2015.

If you have already voted for management’s slate on the White proxy card, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Annual Meeting.  Please vote each and every GOLD proxy card you receive.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at their address and toll-free numbers listed below.

Thank you for your support,

Christopher S. Kiper
Legion Partners Holdings, LLC

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Legion Partners’ proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, NY 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 15, 2015

2015 ANNUAL MEETING OF SHAREHOLDERS
OF PERRY ELLIS INTERNATIONAL, INC.
_________________________

PROXY STATEMENT
OF
LEGION PARTNERS HOLDINGS, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners Special Opportunities, L.P. I, a Delaware limited partnership (“Legion Partners Special I”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners LLC”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Bradley S. Vizi, Raymond White and California State Teachers’ Retirement System (“CalSTRS”), a California Government Employee Benefit Plan (collectively, together with the Nominees (as defined below), the “Shareholder Group” or “we”), are significant shareholders of Perry Ellis International, Inc., a Florida corporation (“PERY” or the “Company”).  We believe that the Board of Directors of the Company (the “Board”) is not acting in the best interests of the Company’s shareholders.  We are therefore seeking your support to elect our slate of three highly qualified director nominees at the annual meeting of shareholders scheduled to be held at [] on Friday, July 17, 2015, at [  ]:[  ] [  ].m., local time, including any adjournment or postponement thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), which has been called for the following:

1.
To elect Legion Partners’ director nominees, Robert L. Mettler, Darrell Ross and Joshua E. Schechter (each a “Nominee” and collectively, the “Nominees”), in opposition to three of the Company’s nominees to serve until the Company’s 2018 annual meeting of shareholders or until their successors have been duly elected and qualified;

2.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”);

3.	To ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016;

4.
To approve Legion Partners’ non-binding proposal to request that the Company take the steps necessary to reorganize the Board into one class subject to election each year (the “Declassification Proposal”);

5.
To approve Legion Partners’ non-binding proposal to request that the Board adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the NASDAQ listing standards (the “Independent Chairman Proposal”); and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company has a classified Board, which is currently divided into three (3) classes.  The terms of three (3) directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our three (3) Nominees in opposition to three (3) of the Company’s director nominees for the class with terms ending in 2018.  Your vote to elect our Nominees will have the legal effect of replacing three (3) incumbent directors with our Nominees.  If elected, our Nominees will constitute a minority on the Board and there can be no guarantee that our Nominees will be able to implement the actions that they believe are necessary to unlock shareholder value.  However, we believe the election of our Nominees is an important step in the right direction for enhancing long-term value at the Company.

The enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees.  See “Voting and Proxy Procedures” on page 23 for additional information.  You can only vote for the Company’s nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as May 22, 2015 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 3000 N.W. 107th Avenue, Miami, Florida 33172.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were [ ] shares of Common Stock, par value $0.01 per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, the Shareholder Group owned an aggregate of 964,802 Shares, which represents approximately 6.3% of the Shares outstanding.  We intend to vote such Shares FOR the election of the Nominees, AGAINST the Say-on-Pay Proposal, FOR the ratification of the appointment of PricewaterhouseCoopers, LLP, FOR the Declassification Proposal and FOR the Independent Chairman Proposal, as further described herein.

THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDER GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND FOR THE DECLASSIFICATION PROPOSAL AND INDEPENDENT CHAIRMAN PROPOSAL.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting

This Proxy Statement and GOLD proxy card are available at
www.okapivote.com/PerryEllis

IMPORTANT

Your vote is important, no matter the number of Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees, FOR the Declassification Proposal and FOR the Independent Chairman Proposal.

•
If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Legion Partners Holdings, c/o Okapi Partners LLC (“Okapi”) in the enclosed postage-paid envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return a PERY proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our independent Nominees only on our GOLD proxy card, and we ask that you vote each GOLD card that you receive in the mail. Please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Legion Partners’ proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, NY 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

BACKGROUND TO THE SOLICITATION

The following is a chronology of the material events leading up to this proxy solicitation.

•
On April 11, 2014, Christopher S. Kiper, a managing member of Legion Partners Holdings, had a call with Anita Britt, the Company’s Chief Financial Officer, to discuss the Company’s general business and financial performance.

•
On May 9, 2014, Oscar Feldenkreis, the Company’s President, Chief Operating Officer and Vice Chairman of the Board, visited Legion Partners Holdings’ offices to discuss the Company’s financial performance, the acquisition of Rafaella Apparel Group, Inc. (“Rafaella”) in 2011 and various executive compensation matters with Mr. Kiper and Justin Albert, an investment analyst at Legion Partners Asset Management.

•	On May 15, 2014, Ms. Britt emailed Mr. Kiper to follow-up on the May 9, 2014 discussion with Oscar Feldenkreis regarding the Company’s executive compensation.

•
On May 23, 2014, Mr. Kiper, Raymond White, a managing member of Legion Partners Holdings, and Philip Larrieu, an Investment Officer at CalSTRS, had a conference call with Ms. Britt. On this call, Messrs. Kiper, White and Larrieu discussed their concerns with the Company’s overall executive compensation plan.

•
On July 11, 2014, Messrs. Kiper, White, Albert and Larrieu met with George Feldenkreis, the Company’s Chairman and Chief Executive Officer, Ms. Britt, Joe Arriola, an independent Board member, Joseph P. Lacher, the Board’s Lead Independent Director, Cory Shade, the Company’s Senior Vice President, General Counsel and Assistant Secretary, and Fanny Hanono, the Company’s Secretary and Treasurer, in Miami, Florida. At this meeting, Legion Partners Holdings and CalSTRS made a presentation to the Company explaining why they had invested in PERY and expressing their concerns regarding PERY’s long-term underperformance and corporate governance and executive compensation practices.  In the presentation, Legion Partners Holdings and CalSTRS also expressed their concerned that senior management were dominated by the Feldenkreis family (father and son are Chairman and CEO and Vice Chairman, President and COO, respectively, and daughter is Secretary and Treasurer) and that they believed PERY was being run more like a family business rather than a public company, given the significant number of related party transactions, which included, among others, the leasing of aircraft from George and Oscar Feldenkreis, the leasing of real estate from George Feldenkreis and the purchase of insurance coverage from Ms. Hanono’s son.  Legion Partners Holdings and CalSTRS argued that such transactions made them question the alignment of interests between the Feldenkreis family and all other shareholders.

•
On July 25, 2014, Mr. Kiper had a call with Ms. Britt. On this call, Mr. Kiper expressed the Shareholder Group’s belief that the Company was severely undervalued and their serious concerns about the level of control the Feldenkreis family had over the Company.  Mr. Kiper questioned whether this control was limiting management and the Board from maximizing shareholder value.

•	On August 11, 2014, Mr. Kiper emailed George Feldenkreis to set up a dinner meeting. George Feldenkreis responded that he was unable to meet until early October.

•	On September 10, 2014, Mr. Kiper had a call with Ms. Britt to discuss the Company’s performance and schedule a follow-up conversation with Mr. Lacher.

•
On September 19, 2014, Mr. Kiper had a call with Mr. Lacher to discuss the undervaluation of the Company’s stock and the Shareholder Group’s belief that assessing strategic alternatives would be a good alternative to the Company’s status quo.

•
On September 30, 2014, Mr. Kiper had a call with Ms. Britt in which Mr. Kiper discussed the need to reconstitute the Board with new, independent directors and make certain other strategic and corporate governance reforms.  On behalf of the Shareholder Group, Mr. Kiper proposed the following settlement offer in order to avoid an unnecessary proxy contest at the Annual Meeting: (i) the addition of three new independent directors, (ii) the resignation of three incumbent directors, (iii) the formation of a special committee to review strategic alternatives, (iv) the adoption of various corporate governance reforms, including the declassification of the Board and appointment of an independent Chairman of the Board, and (v) the adoption of certain executive compensation reforms to better link pay with performance.

•
On October 7, 2014, Mr. Kiper met with George Feldenkreis and Ms. Shade to discuss the Company’s historical performance and current state of affairs. Mr. Kiper also followed up on the September 30th settlement proposal to Ms. Britt.  Neither George Feldenkreis nor Ms. Shade responded to the proposal.

•
On October 16, 2014, Legion Partners Holdings, on behalf of the Shareholder Group, sent a letter to the Board outlining the substantial undervaluation in PERY’s stock, the Company’s underperformance and its belief that the Board should form a special committee to evaluate strategic alternatives and hire an investment bank to assist the special committee in evaluating strategic alternatives (the “October 16 Letter”).  Also on October 16, 2014, Mr. Kiper had a call with Ms. Britt to discuss the October 16 Letter.  Mr. Kiper indicated to Ms. Britt that if the Board would publicly announce the formation of a special committee and hire an investment bank to assist the special committee in evaluating strategic alternatives within a month, Legion Partners Holdings would not make its private letter public to shareholders.

•
On November 13, 2014, George Feldenkreis and Mr. Lacher responded on behalf of the Board to the October 16 Letter indicating the Board’s belief that they had “the right strategy” to move the Company forward.  The letter did not respond to the Shareholder Group’s request that a special committee be formed to evaluate strategic alternatives.

•
On November 18, 2014, Legion Partners Holdings and CalSTRS issued a press release calling upon the Board to form an independent committee to evaluate strategic alternatives and making the October 16 Letter public, noting that the Board effectively refused to form a special committee to explore strategic alternatives.  Legion Partners Holdings and CalSTRS also expressed their belief that the status quo, under the leadership and control of the Feldenkreis family, would entail a very high risk that the Company will continue to underperform, causing irreparable value destruction for shareholders.

•
On November 20, 2014, the Company issued an open letter to shareholders from George Feldenkreis and Mr. Lacher.  In the letter, the Company argued that its strategy was the right path forward to drive shareholder value and that it was revisiting all related party transactions undertaken with the Company, some of which predated the Company’s initial public offering, and many would be phased out.  The Company also expressed the belief that it was not efficient to form a strategic committee.

•
On December 2, 2014, Legion Partners I, Legion Partners II and Legion Partners Special I sent a letter to the Company demanding to inspect certain books and records of the Company relating to certain related party transactions including, among other things, documentation relating to the use of aircraft owned by George and Oscar Feldenkreis pursuant to an aircraft charter agreement, use of an insurance company controlled by the grandson of George Feldenkreis and the competitive bidding process undertaken in selecting this company, and use of shared office and warehouse space with any business entity owned, controlled or managed by George Feldenkreis, Oscar Feldenkreis and Fanny Hanono, including GFX, Inc., a company headed by Ms. Hanono and which described George Feldenkreis as having active involvement (the “December 2 Demand”).

•
On December 3, 2014, Legion Partners I, Legion Partners II and Legion Partners Special I sent a second letter to the Company demanding to inspect certain shareholder materials of the Company (the “December 3 Demand”).

•
On December 8, 2014, the Company filed Amended and Restated Bylaws and a Third Restated Articles of Incorporation of the Company.   The Company disclosed that it was merely restating its Articles of Incorporation to integrate all amendments into one document and updating its Bylaws to be consistent with the Company’s Articles of Incorporation.

•	On December 9, 2014, the Company’s outside counsel responded to the December 2 Demand rejecting the December 2 Demand and arguing that it was not compliant with Florida law.

•	On December 10, 2014, the Company notified Legion Partners I, Legion Partners II and Legion Partners Special I that it would provide certain shareholder materials requested in the December 3 Demand.

•	On December 16, 2014, the Board announced the appointment of a new independent director to the Board to replace a director that decided to retire.

•
On December 18, 2014, Legion Partners I, Legion Partners II and Legion Partners Special I sent a letter to the Company following up on its December 2 Demand (the “December 18 Demand”).  In the December 18 Demand, Legion Partners I, Legion Partners II and Legion Partners Special I strongly disagreed with the Company’s conclusion that the December 2 Demand was not compliant with Florida law and provided more background to support the December 2 Demand.

•	On December 26, 2014, the Company’s outside counsel responded to the December 18 Demand again arguing it was not compliant with Florida law.

•
On February 3, 2015, Legion Partners had a conference call with George Feldenkreis, Mr. Arriola and Ms. Shade to discuss a revised settlement proposal from the Shareholder Group to appoint two new independent members to the Board and incorporate certain corporate governance and executive compensation reforms, in order to avoid a costly and distracting proxy contest.

•
On February 4, 2015, Mr. Kiper delivered a letter to George Feldenkreis and Mr. Lacher to outline the terms of the Shareholder Group’s revised settlement offer to resolve a potential proxy fight including: (i) the immediate appointment of two new directors nominees, (ii) two incumbent nominees whose terms expire at the Annual Meeting would not be re-nominated, (iii) a series of corporate governance reforms, including the declassification of the Board, appointment of an independent Chairman and timeline for a substantial reduction in related party transactions, and (iv) certain executive compensation reforms to better tie pay to performance (the “February 4 Letter”).

•
On February 5, 2015, counsel to the Shareholder Group sent a letter to the Company’s outside counsel, noting that the Company included an erroneous provision in its Third Restated Articles of Incorporation previously rejected by shareholders, which if adopted, would have required the affirmative vote of the holders of 66 -2/3% of the outstanding common stock to alter, amend or repeal certain provisions of the Company’s Articles of Incorporation.

•	On February 6, 2015, the Company filed its Fourth Restated Articles of Incorporation to correct the erroneous provision in its Third Restated Articles of Incorporation.

•
On February 10, 2015, the Company issued an open letter to shareholders arguing the progress made under its new Strategic Growth Plan, the addition of new independent directors to the Board and adopting certain corporate governance reforms including, among other things, a new related party transactions policy to ensure that related party transactions were appropriately scrutinized and reviewed. In particular, the Board terminated the use of its aircraft charter arrangement with George and Oscar Feldenkreis, announced that it was unwinding certain related party lease agreements, including office, warehouse distribution and retail space, and undertaking a third party review process of all insurance related arrangements to ensure all upcoming policies would be up for competitive bid.

•
Also on February 10, 2015, George Feldenkreis and Mr. Lacher delivered a letter to Mr. Kiper in response to the February 4 Letter.  In the letter, George Feldenkreis and Mr. Lacher requested resumes from candidates proposed by the Shareholder Group but did not respond to any of the basic elements of the settlement proposal set forth in the February 4 Letter, including the resignation of certain directors or the proposed corporate governance and executive compensation reforms (the “February 10 Letter”).

•
On February 12, 2015, Mr. Kiper delivered a letter to George Feldenkreis and Mr. Lacher noting that certain of the initiatives announced in the Company’s open letter to shareholders dated February 10, 2015, particularly with respect to the elimination of certain related party transactions, appear to have been taken in direct response to issues raised in his prior communications with the Company, leading the Shareholder Group to believe that without constant pressure from shareholders or the threat of a proxy contest, the Board and management would remain reactive verses proactive, to the detriment of shareholders.  Mr. Kiper indicated that the Shareholder Group was prepared to make their highly qualified candidates available for review by the Board once a framework for settlement to avoid a proxy contest could be agreed upon.

•
On February 16, 2015, George Feldenkreis and Mr. Lacher delivered a letter to Mr. Kiper which did not contain a response to the Shareholder Group’s settlement offer, but instead requested resumes and completion of director questionnaires by the Shareholder Group’s potential director candidates for review by the Board and its Nominating Committee.

•
On February 17, 2015, counsel to the Shareholder Group called counsel to PERY to discuss the settlement offer.  On February 25, 2015, counsel to PERY returned this call but did not have authority to provide a counterproposal.  Counsel to the Shareholder Group indicated that the ball was in PERY’s court and if a response was not given, the Shareholder Group would be forced to nominate directors and proceed with a proxy contest.   No further conversations occurred between counsels.

•
On April 29, 2015, CalSTRS delivered a letter to the Company submitting a proposal substantially along the lines of the Declassification Proposal for inclusion in the Company’s proxy statement in connection with the Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

•
On May 8, 2015, Legion Partners Holdings delivered a letter to the Company’s Corporate Secretary, nominating the Nominees for election to the Board at the Annual Meeting and submitting the Declassification Proposal and Independent Chairman Proposal.  Legion Partners Holdings also issued a press release announcing the submission of the letter and disclosing the biographies of the Nominees, citing the Company’s long history of underperformance, poor shareholder returns and its belief that the existing Board has done very little to hold the Feldenkreis family-dominated management accountable for such poor performance or to address the Company’s poor corporate governance.

•
On May 11, 2015, the Company sent a letter to Mr. Kiper requesting additional materials and other information that would be relevant to the Board’s Nominating Committee in considering the qualifications of the Nominees.  The Company again requested that the Nominees complete D&O questionnaires and agree to be interviewed.

•
On May 12, 2015, Legion Partners Holdings responded to the Company’s May 11th letter noting that it would be prepared to make the Nominees available for interviews but only after reaching a framework for settlement to avoid a proxy contest that would benefit all shareholders.

•
On May 14, 2015, PERY issued a press release and sent an email to its employees commenting on the notice that it had received from Legion Partners Holdings of its intention to nominate the Nominees for election at the Annual Meeting and present two shareholder proposals.

REASONS FOR OUR SOLICITATION

We are soliciting your support to elect our Nominees at the Annual Meeting because we are extremely dissatisfied with the Company’s long term stock price performance, which we believe is attributable to the Company's weak operating performance, poorly aligned executive compensation program, substantial related party transactions and poor corporate governance practices.  In addition, we believe the current Board and management have done little to hold George Feldenkreis (Chairman and CEO) and his son Oscar Feldenkreis (Vice Chairman, President and COO) accountable for the Company’s prolonged underperformance.  We question whether the Company is being run primarily in their family’s best interests as opposed to the long-term interests of all shareholders.

We believe that urgent change is needed on the Board and have little confidence that the current Board is committed to, or capable of, taking the steps necessary to sustain long-term shareholder value.  In our view, the Board needs to be reconstituted with independent and objective Board members with the requisite experience to drive long-term value.

PERY’s Stock Price Has Significantly Underperformed Despite Having Valuable Underlying Assets.

We believe that PERY is an attractive investment opportunity at its current trading valuation due to:

•	Large portfolio of owned and licensed brand names;
•	Extensive distribution of products to 25,000+ retail doors;
•	Long-term presence with large retailers;
•	Global sourcing infrastructure;
•	Licensing revenues stream from key brands provides solid cash flow;
•	Rapidly growing golf apparel business; and
•	Under-exploited e-commerce and international opportunities.

Despite these positive attributes, PERY’s stock price has significantly underperformed its peers over one-, three-, five- and 10-year periods (measured from July 16, 2014, one day prior to our initial Schedule 13D filing):

	1-year	3-year	5-year	10-year
PERY	-16.2%	-26.4%	142.3%	18.8%
Peer Group	16.6%	76.1%	290.9%	508.6%
Russell 2000 Index	12.3%	44.9%	135.9%	136.8%
S&P 500 Index	20.7%	60.8%	134.1%	121.6%
S&P SmallCap 600 Index	14.9%	54.4%	153.0%	163.6%
Peer Group: CRI, CHKE, COLM, CROX, GIII, HBI, ICON, MOV, OXM, PVH, RL, VFC and WWW
Source: Capital IQ

We are Concerned with the Company’s History of Weak Operating Performance Highlighted By Declining Revenues, Declining EBITDA Margins and Abysmal Returns On Invested Capital.

Since fiscal 2012, PERY’s revenues, operating income, EBITDA and diluted EPS have all been in decline.  Over the same period, returns on invested capital and inventory turns have also declined.  The table below highlights some of the key measures that clearly show the Company’s decline:

($ in millions, except EPS)	FY 2012	FY 2015	Change
Revenue	$981	$890	9% Decline
Operating income	$62	$22	64% Decline
EBITDA	$75	$35	53% Decline
EBITDA Margin	7.6%	3.9%	49% Decline
Diluted EPS	$1.60	($2.50)	256% Decline
Return on invested capital	7.0%	2.7%	61% Decline
Inventory turnover	3.5x	3.0x	14% Decline

Source: Capital IQ

In addition, the Company’s current Board and management appear unable to develop and execute a clear and detailed margin-improvement plan.  PERY’s margins are below every company in its peer group:

Trailing Twelve Months Margins (as of May 15, 2015)
	Gross Margin %	EBITDA Margin %
PERY	34.1%	4.2%
Peer Group – Maximum	100.0%	50.2%
Peer Group – Median	49.3%	13.8%
Peer Group – Minimum	35.8%	5.1%

Peer Group: CRI, CHKE, COLM, CROX, GIII, HBI, ICON, MOV, OXM, PVH, RL, VFC and WWW
Source: Capital IQ

This troubling track record is, in and of itself, deeply concerning.  However, perhaps even more concerning is the fact that the Board appears unwilling to take the necessary actions to hold management accountable for the Company’s underperformance by aligning pay with the achievement of sustained superior long-term performance.

We are Concerned with PERY’s Excessive and Poorly Structured Executive Compensation

Despite the significant and persistent underperformance of the Company, the Board and its Compensation Committee have rewarded George and Oscar Feldenkreis with excessive and poorly structured executive compensation that in our view is not properly aligned to the Company’s performance.  In July 2014, we expressed our concerns with the Company’s executive compensation plan and offered to work with the Compensation Committee to provide guidance on a new plan.  None of the Compensation Committee members have subsequently contacted us to address any of the issues we raised, despite expressing an initial interest in exploring these points further.

We believe the Company’s executive compensation program must be improved by implementing appropriate and rigorous performance metrics and targets; eliminating perverse incentives; and improving disclosure.  We note the following issues with PERY’s executive compensation practices which urgently need to be addressed:

Compensation to George and Oscar Feldenkreis is very poorly aligned with performance

•	George Feldenkreis and his son Oscar Feldenkreis have received total compensation over the past ten years which has equaled approximately [ ]% of PERY’s cumulative pre-tax income.
•	Cash compensation alone to George and Oscar Feldenkreis equaled approximately [ ]% of cumulative pre-tax income over the past ten years.

Weak metrics and target setting has undermined the link to performance

•
Targets established under the Board’s 2011 long-term incentive plan were materially less than the Company’s publicly stated EBITDA margin goals.  For example, the maximum performance award target for compensation implied a 7.3% EBITDA margin, while the Company stated its objective was to perform at least at a 10% margin level.

•	PERY duplicates performance metrics in its short-term and long-term plans (EBITDA), which we believe is an inefficient use of shareholder capital.
•
PERY implemented an adjusted performance measurement which removes the costs associated with impairments, exiting brands, streamlining and consolidating operations, and the cost of acquiring Rafaella.  We believe this serves to dramatically reduce ties to capital discipline.

•	PERY does not use return on invested capital (ROIC) or any other metric to measure capital efficiency in its compensation plans.

Transaction bonuses imply a perverse incentive – promote poor capital allocation decisions rather than performance

•
George and Oscar Feldenkreis received approximately $1.3 million in bonuses for completing the purchase of Rafaella, rather than tied to the success or performance of the business.  We note that Rafaella’s subsequent performance has led to declining sales in the Company’s Women’s Segment, since its acquisition in 2011.

•
Transactional bonuses were paid for the sale of the John Henry trademark rights in Asia, whereby roughly 16% of the total consideration received for the trademark was paid out in bonuses with roughly 80% of the total paid going to Oscar Feldenkreis.

Lack of disclosure regarding material changes to performance calculation undermines confidence

•	PERY’s 2011 long-term incentive plan was originally implemented with performance targets related to cumulative revenue and cumulative EBITDA.
•
Performance under this plan was ultimately calculated using “adjusted” EBITDA, which appears to have boosted the value of the compensation by approximately 50%.  We note that the Company’s performance excluding the adjustments would have resulted in an award just under target, but with the adjustments, the performance exceeded the threshold for a maximum award under the program.

•	No disclosures were provided to shareholders regarding this material change in methodology.

Given these significant ongoing issues with PERY’s compensation plan construction and function, we would strongly advocate for appointing new members to the Compensation Committee following the Annual Meeting.

We are Concerned with the High Level of Related Party Transactions

We believe the aggregate dollar amount and total scope of the related party transactions that have been disclosed in PERY’s proxy statements over the years demonstrate the persistent value-destroying conflict of interest that lies at the heart of the long-term performance issues at PERY.  By our calculations, the related party transactions between members of the Board and their family members with PERY have totaled approximately $46 million during the last ten years.  During fiscal 2015 alone, the following related party transactions occurred between PERY and members of the Feldenkreis family or close relatives of such family members:

•
George Feldenkreis leased real estate to PERY.  Rent expense, including insurance and taxes, for these leases amounted to approximately $610,000 in fiscal 2015.  Only after we requested to inspect certain books and records relating to these and other lease arrangements, did the Company announce plans to unwind certain related party lease arrangements, despite previously amending these lease arrangements during fiscal 2015 for 60 months to expire June 30, 2019.

•
The Company was a party to an aircraft charter agreement with a third party, who chartered the aircraft from an entity controlled by George and Oscar Feldenkreis. The Company paid, under this agreement, $1.6 million in fiscal 2015.  Only after we requested to inspect the flight logs and other documentation relating to its use, did the Company then announce plans to terminate the aircraft charter agreement.

•
An entity controlled by Oscar Feldenkreis’ father-in-law has been granted an exclusive license to various Perry Ellis trademarks in the United States and Puerto Rico to market a line of men’s underwear, hosiery and loungewear.

•
The Company is party to an agreement with Sprezzatura Insurance Group LLC. Joseph Hanono, the grandson of George Feldenkreis and son of Fanny Hanono, is a member of Sprezzatura Insurance Group. The Company paid Sprezzatura $1.0 million in premiums for property and casualty insurance in fiscal 2015.  When the Company first engaged Sprezzatura, Joseph Hanono was only 24 years old, making us question whether the Company undertook a competitive bidding process.  Only after we requested competitive bidding information relating to the engagement of Sprezzatura did the Company announce it would undertake a third party review process of all insurance related arrangements to ensure all upcoming policies would be up for competitive bid.

Similar related party transactions have persisted for years.  We have little confidence that the incumbent Board, as currently composed, will take the steps necessary to eliminate all remaining related party transactions to better protect shareholder interests without constant pressure from shareholders or the threat of a proxy contest.

We are Concerned with PERY’s Poor Corporate Governance Structure

We strongly believe that the Board should implement corporate governance best practices.  Several important changes are needed as follows:

•	Eliminate all related party transactions.
•	Declassify the Board to provide that all directors stand for annual elections.
•	Separate the Chairman and CEO roles by appointing an independent Chairman.
•	Lower threshold for shareholders to call a special meeting from 50% to 20%.
•	Provide shareholders the ability to act by written consent.

While we are encouraged that PERY has implemented some limited corporate governance reforms following our meeting to discuss our serious concerns in July 2014, we are far from satisfied with the extent of the changes announced and we plan to continue to push to improve the governance structure of PERY.  We believe that the Board should not be able to utilize PERY’s corporate machinery to insulate itself and prevent changes that would benefit all shareholders.

Our Nominees Have the Experience, Qualifications and Commitment Necessary to Fully Explore Available Opportunities to Unlock Value for Shareholders

We have identified three highly-qualified, independent directors with relevant business and financial experience who we believe will bring fresh perspective into the boardroom and would be valuable in assessing and executing on initiatives to unlock value at the Company. Further, we believe that the risk of continued underperformance by PERY at this critical junction for determining the future direction of the Company, warrants the addition of directors whose interests are closely aligned with those of all shareholders, and who will work constructively with the other members of the Board to protect the best interests of PERY’s shareholders.  Our Nominees are:

Robert L. Mettler – who previously served as President of Special Projects of Macy’s, Inc. from February 2008 until his retirement in January 2009, Chairman and Chief Executive Officer of Macy’s West, a division of Macy’s, Inc., from 2002 to 2008, and President and Chief Operating Officer of Macy’s West from 2000 to 2002. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising — Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993. Mr. Mettler currently serves as a director of Barington/Hilco Acquisition Corp. and previously served on the board of directors of Stein Mart, Inc., Quiksilver, Inc., and The Jones Group.

Darrell Ross – who has served as the CEO and President of Luxury Brand Holdings (formerly known as Ross-Simons), a multi-channel retailer of fine jewelry, Swiss watches, and selected giftware since April 1982 and a member of the Luxury Brand Holdings board since its formation in 2000. Mr. Ross joined Ross-Simons in 1974 and spearheaded the company’s rapid growth.  Mr. Ross previously served on the board of directors of Colibri, Inc., Leach & Garner, Inc., and ALC of New York, Inc.  In addition, Mr. Ross was a board member of the Moses Brown School.

Joshua E. Schechter – who has served as a director of Aderans Co., Ltd., a multi-national company engaged in the hair-related business, since August 2008, and is the Executive Chairman of Aderans America Holdings, Inc., Aderans’ holding company in the United States. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013 Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter currently serves on the board of directors of Viad Corp and previously served on the board of directors of The Pantry, Inc., WHX Corporation (n/k/a Handy & Harman Ltd.), and Puroflow, Inc. (n/k/a Argan, Inc.).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes.  The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of shareholders.  We believe that the terms of three directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s three director nominees for terms ending in 2018. Your vote to elect our Nominees will have the legal effect of replacing three incumbent directors with the Nominees.  If elected, our Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to us by the Nominees.  Each of the Nominees is a citizen of the United States of America.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.

 Robert L. Mettler (Age 74) was President of Special Projects of Macy’s, Inc. from February 2008 until his retirement in January 2009. He previously served as Chairman and Chief Executive Officer of Macy’s West, a division of Macy’s, Inc., from 2002 to 2008, and as President and Chief Operating Officer of Macy’s West from 2000 to 2002. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising —  Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993. Mr. Mettler currently serves as a director of Barington/Hilco Acquisition Corp., a blank check company, since September 2014.  Mr. Mettler previously served on the board of directors of Stein Mart, Inc., Quiksilver, Inc., and The Jones Group. Mr. Mettler graduated from the University of Virginia with a B.A. in Economics. Mr. Mettler’s business address is P.O. Box 1209, Rancho Santa Fe, CA 92067.

We believe that Mr. Mettler’s extensive experience in the retail sector, including more than 20 years in leadership positions with major department stores, will provide the Board with important merchandising, marketing and operational expertise. Additionally, his service as a director for other public company boards and committees, particularly those in the apparel and footwear retail sector, will provide the Board with valuable insights into matters relating to corporate governance, compensation and strategic initiatives.

Darrell Ross (Age 67) has served as the CEO and President of Luxury Brand Holdings (formerly known as Ross-Simons), a multi-channel retailer of fine jewelry, Swiss watches, and selected giftware since April 1982 and a member of the Luxury Brand Holdings board since its formation in 2000. Mr. Ross joined Ross-Simons in 1974 and spearheaded the company’s rapid growth. From 1972 to 1974, Mr. Ross was an associate at the Providence based law firm of Hinckley, Allen. In the 1990’s into the early 2000’s, Mr. Ross served on the boards of three privately held companies, Colibri, Inc., Leach & Garner, Inc., and ALC of New York, Inc.  In addition, Mr. Ross was a board member of the Moses Brown School, a K-12 preparatory school in Providence, from 1989 until 2003, and served as Chair of the board from 1996 to 2003.   Mr. Ross holds a B.A. degree from Yale College, where he graduated magna cum laude, and a J.D. from Harvard Law School, where he also graduated magna cum laude.  Mr. Ross’ business address is 9 Ross Simons Drive, Cranston, RI 02920.

We believe that Mr. Ross’ extensive executive and operating experience in the retail sector, including direct experience in product development and sourcing, licensing, and multi-channel marketing, make him very qualified to serve on the Board.

Joshua E. Schechter (Age 42) has served as a director of Aderans Co., Ltd. (“Aderans”), a multi-national company engaged in the hair-related business, since August 2008, and is the Executive Chairman of Aderans America Holdings, Inc., Aderans’ holding company in the United States. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter currently serves on the board of directors of Viad Corp (NYSE: VVI), a global event marketing company and experiential leisure travel provider, since April 2015. Mr. Schechter previously served on the board of directors of The Pantry, Inc. (NASDAQ:PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, WHX Corporation (n/k/a Handy & Harman Ltd.) (NASDAQ: HNH), a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves, and Puroflow, Inc. (n/k/a Argan, Inc.) (NYSE:AGX), a provider of a full range of power industry and telecommunications infrastructure services. Mr. Schechter earned an MPA in Professional Accounting, and a BBA from The University of Texas at Austin.   Mr. Schechter’s business address is 302 South Mansfield Avenue, Los Angeles, CA 90036.

We believe that Mr. Schechter’s financial and investment experience in a variety of industries, together with his significant experience serving on a number of public company boards, make him very qualified to serve on the Board.

As of the date hereof, Mr. Schechter owns 2,000 Shares.  Messrs. Mettler and Ross do not own any securities of the Company.  Each of the Nominees may be deemed to be a member of a “group” with the other members of the Shareholder Group for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and accordingly the Shareholder Group may be deemed to beneficially own the 964,802 Shares owned in the aggregate by the members of the Shareholder Group (as further described below).  Each member of the Shareholder Group disclaims beneficial ownership with respect to the securities of the Company reported owned in this Notice, except to the extent of its or his pecuniary interest therein.  For information regarding purchases and sales of securities of the Company during the past two years by the members of the Shareholder Group, see Schedule I.

Legion Partners Holdings has signed letter agreements, pursuant to which it agreed to indemnify each of the Nominees against claims arising from the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting and any related transactions.

Each of the Nominees has signed a confidentiality agreement with Legion Partners Holdings, pursuant to which they each have agreed to keep confidential and not disclose in any manner whatsoever, any non-public information related to Legion and/or PERY.

On May 8, 2015, the members of the Shareholder Group, including the Nominees, entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, (a) they each agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company to the extent required by applicable law, (b) they each agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Legion Partners to the Board, and for the business proposals submitted by Legion Partners Holdings at the Annual Meeting (the “Solicitation”), and (c) Legion Partners Holdings agreed to bear all expenses incurred in connection with the Shareholder Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.  In the event any of the Nominees are elected to the Board, Legion Partners Holdings may seek reimbursement from the Company of all expenses it incurs in connection with the Solicitation.  If such reimbursement is approved by the Board, Legion Partners Holdings does not intend to submit the question of such reimbursement to a vote of shareholders of the Company.

Other than as stated herein, there are no arrangements or understandings between Legion Partners, any member of the Shareholder Group and the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees are a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.  Each Nominee, if appointed as a member of the Company’s compensation, nominating or audit committee would be deemed independent under any such committee’s applicable independence standards.

We reserve the right to nominate additional persons, to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size, reconstitutes or reconfigures the classes on which the current directors serve, or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Shareholder Group that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

 PROPOSAL NO. 2

COMPANY’S SAY-ON-PAY-PROPOSAL

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to cast a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers as described in the Company’s proxy statement for the Annual Meeting.  The Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

According to the Company’s proxy statement, your vote on this proposal is advisory and non-binding.

We recommend voting AGAINST this proposal.   As discussed above, we do not believe the compensation packages of the Company’s named executive officers are reasonable or warranted given the Company’s poor financial performance.

FOR THE REASONS SET FORTH ABOVE, WE RECOMMEND VOTING AGAINST THE COMPANY’S SAY-ON-PAY PROPOSAL.

PROPOSAL NO. 3

COMPANY’S PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected PricewaterhouseCoopers, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 and is proposing that shareholders ratify such selection.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE  RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 31, 2016 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

DECLASSIFICATION PROPOSAL

We believe that accountability is of paramount importance. If implemented, this proposal would seek to reorganize the Board so that each director stands before the shareholders for re-election each year. We hope to eliminate the Company’s so-called “classified board,” whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on a portion of the Board at any given time.

We believe that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when directors are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance, see “What Matters in Corporate Governance?” Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 04/2009).  We also believe that shareholders are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

We seek to improve the performance and ensure the Company’s continued viability through this structural reorganization of the Board. Accordingly, we urge shareholders to approve the following resolution:

“RESOLVED, that the shareholders of Perry Ellis International, Inc. (the “Company”) ask that the Company, in compliance with applicable law, takes the steps necessary to reorganize the Board of Directors (the “Board”) into one class subject to election each year. The implementation of this proposal should not affect the unexpired terms of directors elected to the Board prior to or at the 2015 annual meeting of shareholders.”

If the Declassification Proposal is approved by shareholders, shareholders might have the opportunity to register their views at each annual meeting—on the performance of the Board as a whole and of each director as an individual.

This proposal is non-binding on the Company.  If elected, our Nominees would advocate that the Board follow the recommendations of the Declassification Proposal, if approved by the shareholders. However, there can be no assurance that the recommendations in the Declassification Proposal will be acted upon, since our Nominees will constitute a minority of the Board.

Adoption of the Declassification Proposal requires the affirmative vote of a majority of the Shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

WE RECOMMEND YOU VOTE “FOR” THE DECLASSIFICATION PROPOSAL

PROPOSAL NO. 5

INDEPENDENT CHAIRMAN PROPOSAL

It is the responsibility of the Board to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer, in directing the corporation’s business and affairs. Currently, the Board’s Chairman is also the Company’s Chief Executive Officer. We believe that the practice of combining the two positions may not adequately protect shareholders. We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareholders, and we view the alternative of having a lead independent director, even one with a robust set of duties, as not adequate to fulfill these functions.

We note that Mr. Joseph P. Lacher, the lead independent director chosen by the Board, has served on the Board for over 15 years.  Accordingly, we question how independent this director can be, given his long term history with the Company.

At the Annual Meeting, we intend to submit a proposal to amend Section 17 of Article Three and Section 1 of Article Four of the Amended and Restated Bylaws (the “Bylaws”) to provide that the Company adopt and implement a policy requiring that the Board’s Chairman be a director who is “independent” from the Company, according to the definition set forth in the NASDAQ listing standards.  Section 17 of Article Three of the Bylaws currently states that the Board may, in its discretion, choose a Chairman of the Board and Section 1 of Article Four of the Bylaws currently states that the officers of the Company shall include, if elected by the Board by resolution, the Chairman of the Board.

The proposed amendments would amend and restate Section 17 of Article Three of the Bylaws to read as follows:

“Section 17. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.  The Board of Directors shall adopt a policy that the Chairman be “independent” from the Company, having the meaning set forth in the NASDAQ listing standards, unless the Company’s common stock ceases to be listed on NASDAQ and is listed on another exchange, in which case such exchange’s definition of independence shall apply.  The policy shall also provide that if the Board of Directors determines that a Chairman who was independent at the time he or she was selected is no longer independent, the Board of Directors shall select a new Chairman who satisfies the requirements of the policy within 60 days of such determination.  Compliance with this policy shall be excused if no director who qualifies as independent is elected by the shareholders or if no director who is independent is willing to serve as Chairman.  The policy shall apply prospectively, so as not to violate any contractual obligation of the Company in effect when the policy is adopted.”

The proposed amendments would also amend and restate Section 1 of Article Four of the Bylaws to read as follows:

“Section 1. Positions. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents) and a Secretary. Any two or more offices may be held by the same person.”

The Independent Chairman Proposal is non-binding on the Company.  If elected, our Nominees would advocate that the Board follow the recommendations of Proposal 5, if approved by the shareholders. However, there can be no assurance that the recommendations in Proposal 5 will be acted upon, since our Nominees will constitute a minority of the Board.

Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions will be counted as present for purposes of this vote and therefore will have the same effect as a vote against this shareholder proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

WE RECOMMEND YOU VOTE “FOR” THE INDEPENDENT CHAIRMAN PROPOSAL

VOTING AND PROXY PROCEDURES

Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Shareholders who sold Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the Say-on-Pay Proposal, FOR the ratification of the appointment of PricewaterhouseCoopers, LLP, FOR the Declassification Proposal, FOR the Independent Chairman Proposal, as further described herein, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate three candidates for election at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees.  You can only vote for the Company’s nominees by signing and returning a proxy card provided by the Company.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  There is no assurance that the Company’s remaining directors will continue to serve as directors with either of our Nominees if our Nominees are elected.  The participants in this solicitation intend to vote all of their Shares in favor of the Nominees.

QUORUM; DISCRETIONARY VOTING

A majority of the outstanding Shares present in person or by proxy at the Annual Meeting is required to transact business, and constitutes a quorum for voting on items at the Annual Meeting.  If you vote, your Shares will be part of the quorum.  Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter.  A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the election of directors, the Say-on-Pay Proposal, the Declassification Proposal, or the Independent Chairman Proposal. If you hold your Shares in street name and do not provide voting instructions to your bank, broker, or other custodian, your Shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”), such as may be the case with a non-routine matter for which you do not provide voting instructions.

 VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors.  According to the Company’s proxy statement and Bylaws, directors will be elected by a plurality of votes cast.  “Plurality” means that the individuals who receive the greatest number of votes cast “FOR” are elected as directors.  Accordingly, the three nominees for director receiving the highest vote totals will be elected as directors of the Company.  Under the plurality standard, the only votes that count when director votes are being tabulated are “FOR” votes.  Votes that are not returned, “WITHHOLD” votes, and broker non-votes will have no effect on the outcome of the election.

Vote required for the ratification of the appointment of PricewaterhouseCoopers, LLP and the Say-on-Pay Proposal.  According to the Company’s proxy statement, if a quorum is present, the affirmative vote of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 and approve the Say-on-Pay Proposal.  A shareholder who abstains with respect to these proposals will have the effect of casting a negative vote.  According to the Company’s proxy statement, the Say-on-Pay Proposal is advisory in nature and not binding on PERY; however, the Company will consider the results of the voting on this proposal in formulating future executive compensation policy.

Vote required for the Declassification Proposal and Independent Chairman Proposal.  According to the Bylaws, if a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve the Declassification Proposal and Independent Chairman Proposal. A shareholder who abstains with respect to this proposal will have the effect of casting a negative vote on this proposal.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Legion Partners Holdings in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 3000 N.W. 107th Avenue, Miami, Florida 33172 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Legion Partners Holdings in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Okapi Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD AND FOR THE DECLASSIFICATION PROPOSAL AND INDEPENDENT CHAIRMAN PROPOSAL, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Shareholder Group.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Legion Partners Holdings has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this Solicitation, for which Okapi Partners will receive a fee not to exceed $200,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Legion Partners Holdings has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Legion Partners Holdings will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately ____ persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Legion Partners Holdings.  Costs of this Solicitation are currently estimated to be approximately $400,000.  Legion Partners Holdings estimates that through the date hereof its expenses in connection with this Solicitation are approximately $___________.  Legion Partners Holdings intends to seek reimbursement from the Company of all expenses it incurs in connection with this Solicitation.  If such reimbursement is approved by the Board, Legion Partners Holdings does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

Each of the Nominees and the other members of the Shareholder Group are participants in this Solicitation.  The principal business of Legion Partners Holdings is serving as the sole member of Legion Partners Asset Management and managing member of Legion Partners LLC. The principal business of Legion Partners I is investing in securities. The principal business of Legion Partners Special I is investing in securities. The principal business of Legion Partners II is investing in securities. The principal business of Legion Partners LLC is serving as the general partner of each of Legion Partners I, Legion Partners Special I and Legion Partners II. The principal business of Legion Partners Asset Management is managing investments in securities and serving as the investment advisor of each of Legion Partners I, Legion Partners Special I and Legion Partners II. The principal occupation of each of Messrs. Kiper, Vizi and White is serving as a managing director of Legion Partners Asset Management and a managing member of Legion Partners Holdings. The principal business of CalSTRS is providing retirement related benefits and services to teachers in public schools and community colleges in California.

The address of each of Legion Partners I, Legion Partners Special I, Legion Partners II, Legion Partners LLC, Legion Partners Asset Management, and Messrs. Kiper, Vizi and White is 9401 Wilshire Boulevard, Suite 705, Beverly Hills, California 90212.  The address of CalSTRS is 100 Waterfront Place, MS 04, West Sacramento, California 95605.

As of the date hereof, Legion Partners Holdings beneficially owns 200 Shares in record name, Legion Partners I beneficially owns 313,143 Shares, Legion Partners Special I beneficially owns 583,204 Shares and Legion Partners II beneficially owns 35,252 Shares.  As the general partner of each of Legion Partners I, Legion Partners Special I, and Legion Partners II, Legion Partners LLC may be deemed to beneficially own the 313,143 Shares held directly by Legion Partners I, 583,204 Shares held directly by Legion Partners Special I and 35,252 Shares held directly by Legion Partners II.  As the investment advisor of each of Legion Partners I, Legion Partners Special I, and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 313,143 Shares held directly by Legion Partners I, 583,204 Shares held directly by Legion Partners Special I, and 35,252 Shares held directly by Legion Partners II.  As the sole member of Legion Partners Asset Management and managing member of Legion Partners LLC, Legion Partners Holdings may be deemed to beneficially own the 313,143 Shares held directly by Legion Partners I, 583,204 Shares held directly by Legion Partners Special I and 35,252 Shares held directly by Legion Partners II.  As managing directors of Legion Partners Asset Management and managing members of Legion Partners Holdings, each of Messrs. Kiper, Vizi and White may be deemed to beneficially own the 313,143 Shares held directly by Legion Partners I, 583,204 Shares held directly by Legion Partners Special I, 35,252 Shares held directly by Legion Partners II and 200 Shares held directly by Legion Partners Holdings.  As of May 14, 2015, CalSTRS beneficially owned 31,003 Shares, which includes 1,101 Shares that CalSTRS shares the power to dispose or to direct the disposition of with BlackRock Institutional Trust Company, N.A., and 7,792 Shares that CalSTRS shares the power to dispose or to direct the disposition of with Matarin Capital Management.

From time to time, each of Legion Partners I, Legion Partners Special I, Legion Partners II and CalSTRS may effect purchases of securities primarily through margin accounts maintained for them with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

For information regarding purchases and sales of securities of the Company during the past two years by the participants in this Solicitation, see Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this Solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this Solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this Solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this Solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this Solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this Solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this Solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this Solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this Solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this Solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no participant in this Solicitation holds any positions or offices with the Company; (xiii) no participant in this Solicitation has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no corporations or organizations, with which any participant in this Solicitation has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

There are no material proceedings to which any participant in this Solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Shareholder Group is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which the Shareholder Group is not aware of a reasonable time before this Solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement, pursuant to Rule 14a-8 under the Exchange Act, a shareholder intending to present a proposal to be included in the Company’s proxy statement for PERY’s 2016 Annual Meeting of Shareholders must deliver a proposal in writing to the Company’s principal executive offices, located at 3000 N.W. 107th Avenue, Miami, Florida 33172, Attn: General Counsel, no later than ________, 2016. In order to avoid controversy, shareholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.

According to the Company’s proxy statement, if a shareholder presents a proposal for consideration at the Company’s 2016 Annual Meeting of Shareholders outside of the processes of Rule 14a-8 under the Exchange Act, PERY must receive notice of such proposal at its principal executive offices, listed above, no later than 60 days and no earlier than 90 days in advance of the date of such meeting.

According to the Company’s proxy statement, for a director nomination to be properly brought before an annual meeting of shareholders, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the address listed above, no later than 60 days and no earlier than 90 days in advance of the date of such meeting.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  ALTHOUGH WE DO NOT HAVE ANY KNOWLEDGE INDICATING THAT ANY STATEMENT MADE BY IT HEREIN IS UNTRUE, WE DO NOT TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF STATEMENTS TAKEN FROM PUBLIC DOCUMENTS AND RECORDS THAT WERE NOT PREPARED BY OR ON OUR BEHALF, OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS THAT MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

_____________, 2015

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased / (Sold)	Date of Transaction

LEGION PARTNERS, L.P. I

Purchase of Common Stock	20,000	03/03/2014
Purchase of April 2014 Call Option ($10 Strike Price)	450	03/04/2014
Purchase of Common Stock	5,000	03/04/2014
Purchase of Common Stock	5,000	03/05/2014
Purchase of Common Stock	17,000	03/06/2014
Purchase of Common Stock	10,000	03/07/2014
Purchase of Common Stock	6,000	03/10/2014
Purchase of Common Stock	28,856	03/11/2014
Purchase of Common Stock	3,144	03/12/2014
Purchase of Common Stock	17,030	04/02/2014
Purchase of Common Stock	18,500	04/07/2014
Purchase of Common Stock	33,300	04/08/2014
Purchase of Common Stock	2,120	04/10/2014
Purchase of Common Stock1	45,000	04/18/2014
Purchase of Common Stock	21,169	04/22/2014
Purchase of Common Stock	9,223	04/23/2014
Purchase of Common Stock	23,250	04/24/2014
Purchase of Common Stock	18,178	04/25/2014
Purchase of Common Stock	17,641	04/28/2014
Purchase of Common Stock	3,446	04/29/2014
Purchase of Common Stock	5,169	04/30/2014
Purchase of Common Stock	16,354	05/05/2014
Purchase of Common Stock	19,820	05/06/2014
Purchase of Common Stock	29,500	05/13/2014
Purchase of Common Stock	32,700	05/14/2014
Purchase of Common Stock	16,600	05/15/2014
Purchase of Common Stock	12,800	05/16/2014
Purchase of Common Stock	20,000	05/19/2014
Purchase of Common Stock	17,239	05/20/2014
Purchase of Common Stock	35,086	05/21/2014
Purchase of Common Stock	16,867	05/29/2014
Purchase of Common Stock	15,000	05/30/2014
Purchase of Common Stock	15,000	06/02/2014
Purchase of Common Stock	15,000	06/03/2014
Purchase of Common Stock	6,912	06/04/2014
Purchase of Common Stock	4,900	06/05/2014

_______________
1 Represents a purchase of Common Stock pursuant to Legion Partners, L.P. I’s exercise of April 2014 call options.

Purchase of Common Stock	20,475	06/12/2014
Purchase of Common Stock	12,000	06/13/2014
Purchase of Common Stock	15,000	06/16/2014
Purchase of Common Stock	10,000	06/17/2014
Purchase of Common Stock	11,000	06/18/2014
Purchase of Common Stock	15,000	06/19/2014
Purchase of Common Stock	15,000	06/20/2014
Purchase of Common Stock	12,000	06/23/2014
Purchase of Common Stock	21,899	06/24/2014
Purchase of Common Stock	11,358	06/25/2014
Purchase of Common Stock	6,137	06/26/2014
Sale of Common Stock2	(387,473)	07/01/2014
Sale of January 2015 Call Option ($25 Strike Price)3	(78)	12/30/2014
Sale of January 2015 Call Option ($25 Strike Price)3	(130)	12/31/2014
Sale of January 2015 Call Option ($25 Strike Price)3	(521)	01/07/2015
Sale of January 2015 Call Option ($25 Strike Price)3	(110)	01/08/2015
Sale of January 2015 Call Option ($25 Strike Price)3	(5)	01/12/2015
Sale of Common Stock	(10,602)	01/12/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	148	01/13/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(148)	01/13/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(109)	01/13/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	234	01/14/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	224	01/14/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(234)	01/14/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(224)	01/14/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(235)	01/14/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	238	01/15/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(238)	01/15/2015

_______________

2 Represents an internal transfer of Common Stock from Legion Partners, L.P. I to Legion Partners Special Opportunities, L.P. I (same transaction as footnote 7).
3 Represents a short sale.
4 Represents a purchase to cover short position.
5 Represents a short sale that expired for full gain.

Sale of February 2015 Call Option ($20 Strike Price)3	(228)	01/22/2015
Sale of Common Stock6	(600)	01/22/2015
Sale of Common Stock6	(22,200)	02/20/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(1,120)	03/05/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(139)	03/25/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(90)	04/01/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(146)	04/07/2015
Sale of June 2015 Call Option ($22.50 Strike Price)3	(70)	04/07/2015
Sale of June 2015 Call Option ($20.00 Strike Price)3	(265)	04/07/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(224)	04/08/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(192)	04/10/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(41)	04/13/2015
Purchase of June 2015 Call Option ($22.50 Strike Price)4	70	04/27/2015
Purchase of June 2015 Call Option ($20.00 Strike Price)4	265	04/27/2015
Sale of September 2015 Call Option ($20.00 Strike Price)3	(128)	04/27/2015
Sale of December 2015 Call Option ($25.00 Strike Price)3	(137)	04/27/2015
Sale of December 2015 Call Option ($25.00 Strike Price)3	(70)	04/27/2015
Purchase of Common Stock	1,345	04/27/2015

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. I

Purchase of Common Stock7	387,473	07/01/2014
Purchase of Common Stock	9,308	07/02/2014
Purchase of Common Stock	10,464	07/03/2014
Purchase of Common Stock	26,862	07/07/2014
Purchase of Common Stock	68,652	07/08/2014
Purchase of Common Stock	12,500	07/09/2014

_______________
3 Represents a short sale.
4 Represents a purchase to cover short position.
6 Represents the assignment of the February 2015 Call Option that was sold short by Legion Partners, L.P. I on January 22, 2015.
7 Represents an internal transfer of Common Stock from Legion Partners L.P. I to Legion Partners Special Opportunities, L.P. I (same transaction as footnote 2).

Purchase of Common Stock	24,833	07/10/2014
Purchase of Common Stock	19,446	07/11/2014
Purchase of Common Stock	15,621	07/14/2014
Purchase of Common Stock	5,541	07/15/2014
Sale of September 2015 Call Option ($22.50 Strike Price)3	(478)	04/07/2015
Sale of June 2015 Call Option ($22.50 Strike Price)3	(230)	04/07/2015
Sale of June 2015 Call Option ($20.00 Strike Price)3	(869)	04/07/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(736)	04/08/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(630)	04/10/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(137)	04/13/2015
Purchase of June 2015 Call Option ($22.50 Strike Price)4	230	04/27/2015
Purchase of June 2015 Call Option ($20.00 Strike Price)4	869	04/27/2015
Sale of September 2015 Call Option ($20.00 Strike Price)3	(421)	04/27/2015
Sale of December 2015 Call Option ($25.00 Strike Price)3	(448)	04/27/2015
Sale of December 2015 Call Option ($25.00 Strike Price)3	(230)	04/27/2015
Purchase of Common Stock	2,504	04/27/2015

LEGION PARTNERS, L.P. II

Purchase of Common Stock	22,902	08/01/2014
Purchase of Common Stock	7,165	08/04/2014
Purchase of Common Stock	1,556	08/05/2014
Purchase of Common Stock	877	08/13/2014
Sale of January 2015 Call Option ($25 Strike Price)3	(7)	12/30/2014
Sale of January 2015 Call Option ($25 Strike Price)3	(13)	12/31/2014
Sale of January 2015 Call Option ($25 Strike Price)3	(49)	01/07/2015
Sale of January 2015 Call Option ($25 Strike Price)3	(10)	01/08/2015
Sale of Common Stock	998	01/12/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	14	01/13/2015
_______________
3 Represents a short sale.
4 Represents a purchase to cover short position.

Sale of February 2015 Call Option ($25 Strike Price)5	(14)	01/13/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(11)	01/13/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	22	01/14/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	21	01/14/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(22)	01/14/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(21)	01/14/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(22)	01/14/2015
Purchase of January 2015 Call Option ($25 Strike Price)4	22	01/15/2015
Sale of February 2015 Call Option ($25 Strike Price)5	(22)	01/15/2015
Sale of February 2015 Call Option ($20 Strike Price)3	(22)	01/22/2015
Sale of Common Stock8	(2,200)	02/20/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(105)	03/05/2015
Purchase of Common Stock	500	03/17/2015
Purchase of Common Stock	99	03/18/2015
Purchase of Common Stock	5,100	03/18/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(36)	03/25/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(10)	04/01/2015
Purchase of Common Stock	100	04/02/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(16)	04/07/2015
Sale of June 2015 Call Option ($22.50 Strike Price)3	(8)	04/07/2015
Sale of June 2015 Call Option ($20.00 Strike Price)3	(30)	04/07/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(25)	04/08/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(22)	04/10/2015
Sale of September 2015 Call Option ($22.50 Strike Price)3	(5)	04/13/2015

_______________

3 Represents a short sale.
4 Represents a purchase to cover short position.
5 Represents a short sale that expired for full gain.
8 Represents the assignment of the February 2015 Call Option that was sold short by Legion Partners L.P. II on January 22, 2015.

Purchase of June 2015 Call Option ($22.50 Strike Price)4	8	04/27/2015
Purchase of June 2015 Call Option ($20.00 Strike Price)4	30	04/27/2015
Sale of September 2015 Call Option ($20.00 Strike Price)3	(15)	04/27/2015
Sale of December 2015 Call Option ($25.00 Strike Price)3	(15)	04/27/2015
Sale of December 2015 Call Option ($25.00 Strike Price)3	(8)	04/27/2015
Purchase of Common Stock	151	04/27/2015

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM (CALSTRS)

Purchase of Common Stock	200	05/08/2013
Sale of Common Stock	(200)	05/08/2013
Sale of Common Stock	(200)	05/16/2013
Sale of Common Stock	(203)	05/17/2013
Sale of Common Stock	(549)	05/17/2013
Sale of Common Stock	(301)	05/17/2013
Purchase of Common Stock	301	05/17/2013
Purchase of Common Stock	549	05/17/2013
Sale of Common Stock	(549)	05/17/2013
Purchase of Common Stock	549	05/17/2013
Purchase of Common Stock	203	05/17/2013
Purchase of Common Stock	3,389	05/20/2013
Sale of Common Stock	(528)	05/21/2013
Sale of Common Stock	(301)	05/23/2013
Sale of Common Stock	(203)	05/24/2013
Sale of Common Stock	(149)	05/28/2013
Sale of Common Stock	(549)	05/28/2013
Purchase of Common Stock	549	05/28/2013
Sale of Common Stock	(46)	06/17/2013
Sale of Common Stock	(235)	06/25/2013
Purchase of Common Stock	235	06/25/2013
Sale of Common Stock	(235)	07/01/2013
Sale of Common Stock	(50)	07/03/2013
Purchase of Common Stock	231	07/03/2013
Purchase of Common Stock	11	07/03/2013
Purchase of Common Stock	590	07/03/2013
Purchase of Common Stock	55	07/10/2013
Sale of Common Stock	(364)	07/26/2013
Purchase of Common Stock	364	07/26/2013
Sale of Common Stock	(182)	08/02/2013
Sale of Common Stock	(58)	08/06/2013
Sale of Common Stock	(124)	08/07/2013

_______________
3 Represents a short sale.
4 Represents a purchase to cover short position.

Purchase of Common Stock	100	08/13/2013
Sale of Common Stock	(467)	09/16/2013
Sale of Common Stock	(217)	09/16/2013
Purchase of Common Stock	217	09/16/2013
Sale of Common Stock	(8,070)	09/17/2013
Sale of Common Stock	(3,981)	09/18/2013
Sale of Common Stock	(217)	09/19/2013
Sale of Common Stock	(606)	09/25/2013
Purchase of Common Stock	606	09/25/2013
Sale of Common Stock	(3,389)	10/02/2013
Sale of Common Stock	(310)	11/07/2013
Purchase of Common Stock	310	11/07/2013
Sale of Common Stock	(141)	11/14/2013
Sale of Common Stock	(169)	11/14/2013
Purchase of Common Stock	1,446	02/28/2014
Sale of Common Stock	(137)	03/21/2014
Purchase of Common Stock	137	03/21/2014
Sale of Common Stock	(137)	03/24/2014
Sale of Common Stock	(285)	05/08/2014
Purchase of Common Stock	285	05/08/2014
Sale of Common Stock	(71)	05/09/2014
Sale of Common Stock	(71)	05/09/2014
Sale of Common Stock	(72)	05/09/2014
Sale of Common Stock	(71)	05/09/2014
Purchase of Common Stock	400	05/22/2014
Sale of Common Stock	(400)	06/27/2014
Purchase of Common Stock	127	07/07/2014
Sale of Common Stock	(127)	07/10/2014
Purchase of Common Stock	127	07/10/2014
Purchase of Common Stock	58	08/18/2014
Sale of Common Stock	(280)	08/27/2014
Purchase of Common Stock	280	08/27/2014
Sale of Common Stock	(280)	08/28/2014
Sale of Common Stock	(276)	09/11/2014
Purchase of Common Stock	276	09/11/2014
Sale of Common Stock	(276)	09/11/2014
Purchase of Common Stock	6,121	09/24/2014
Purchase of Common Stock	100	09/30/2014
Purchase of Common Stock	1,753	10/08/2014
Purchase of Common Stock	96	11/05/2014
Sale of Common Stock	(96)	11/13/2014
Purchase of Common Stock	96	11/13/2014
Purchase of Common Stock	198	11/25/2014
Purchase of Common Stock	950	11/25/2014
Purchase of Common Stock	421	11/26/2014
Purchase of Common Stock	193	11/28/2014
Purchase of Common Stock	549	12/01/2014
Sale of Common Stock	(400)	02/04/2015
Purchase of Common Stock	400	02/04/2015
Sale of Common Stock	(400)	02/05/2015

Purchase of Common Stock	2,606	02/09/2015
Sale of Common Stock	(2,311)	02/19/2015
Purchase of Common Stock	1,003	02/20/2015
Sale of Common Stock	(1,515)	03/23/2015
Purchase of Common Stock	100	03/31/2015
Sale of Common Stock	(1,266)	04/08/2015
Sale of Common Stock	(100)	04/30/2015
Sale of Common Stock	(910)	05/11/2015

JOSHUA E. SCHECHTER
Purchase of Common Stock	2,000	05/12/2015

SCHEDULE II

The following tables are reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on _______________, 2015.

II-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give us your proxy FOR the election of our Nominees, FOR the Declassification Proposal and FOR the Independent Chairman Proposal by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Legion Partners’ proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, NY 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 15, 2015

GOLD PROXY CARD

PERRY ELLIS INTERNATIONAL, INC.

2015 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF LEGION PARTNERS HOLDINGS, LLC

THE BOARD OF DIRECTORS OF PERRY ELLIS INTERNATIONAL, INC.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Christopher S. Kiper and Raymond White, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Perry Ellis International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Shareholders of the Company scheduled to be held at [ ] on July 17, 2015, at[  ]:[   ] [  ].m., local time, including any adjournment or postponement thereof and any meeting which may be called in lieu thereof.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Legion Partners Holdings, LLC or the other participants in this solicitation (collectively, the “Shareholder Group”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 3, 4 AND 5, AND “AGAINST” WITH RESPECT TO PROPOSAL 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse and the completion of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting

The Shareholder Group’s Proxy Statement and this GOLD proxy card are available at www.okapivote.com/PerryEllis

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

THE SHAREHOLDER GROUP RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “AGAINST” PROPOSAL 2 AND “FOR” PROPOSALS 4 AND 5.  THE SHAREHOLDER GROUP MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 3.

1.	The Shareholder Group’s proposal to elect Robert L. Mettler, Darrell Ross and Joshua E. Schechter as directors of the Company:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees:	Robert L. Mettler Darrell Ross Joshua E. Schechter	[ ]	[ ]	[ ]

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares will be voted for the remaining nominee(s).

________________________________________________________

2.	Advisory vote to approve the compensation paid to the Company’s named executive officers:

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

3.	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016:

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

4.	The Shareholder Group’s proposal to request that the Company take the steps necessary to reorganize the Board into one class subject to election each year:

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

5.	The Shareholder Group’s proposal to request that the Board adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the NASDAQ listing standards:

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

___________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.